RGC Resources

Q4 2025 Earnings Call

December 4, 2025



Forward-Looking Statements

The statements in this presentation contain forward-looking statements that relate to future transactions, events or expectations. In addition, Resources may announce or publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, investments, inflation, ratemaking, debt refinancing, technological developments, new products, research and development activities, operational impacts and similar matters. These statements are based on management's current expectations and information available at the time of such statements and are believed to be reasonable and are made in good faith. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Company's business include, but are not limited to those set forth in the following discussion and within Items 1A "Risk Factors" and 1C "Cybersecurity" of the Company's 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is available at www.sec.gov and on the Company's website at www.rgcresources.com. These factors are difficult to predict and many are beyond the Company's control. Accordingly, while the Company believes its forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. When used in the Company's documents or news releases, the words "anticipate," "believe," "intend," "plan," "estimate," "predict," "target," "expect," "objective," "projection," "potential," "forecast," "budget," "assume," "indicate" or similar words or future or conditional verbs such as "will," "would," "should," "can," "could," "may," or "might" are intended to identify forward-looking statements.

Forward-looking statements reflect the Company's current expectations only as of the date they are made. The Company assumes no duty to update these statements should expectations change or actual results differ from current expectations except as required by applicable laws and regulations.

Agenda

- Q4 2025 Highlights
  - Operations
  - Financial
- 2026 Outlook
- Questions



Customer and Infrastructure Growth

Expansion	Renewal
4.8 miles main (+ 50% from FY24)	4.2 miles main
712 services	348 services

QTD Gas Volumes



DTHs Delivered
Q4 2025
Q4 2024
Thousands
1,200
1,000
800
600
400
200
-
Residential
Commercial
Industrial

Q4 2025 vs Q4 2024

Total Volumes	8%
Commercial & Industrial Volumes	19%
Heating Degree Days	14 vs 10

RGC Resources

Full-year Gas Volumes



DTHs Delivered
2025
2024
5,000
4,000
3,000
2,000
1,000
-
Thousands
Residential
Commercial
Industrial

2025 vs 2024

Total Volumes	14%
Commercial & Industrial Volumes	17%
Heating Degree Days	18%

Roanoke Gas CapEx



$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
Millions
2025
2024



Customer Growth & System Expansion $7.4
SAVE Rider $9.4
System Enhancements $3.9

$1.4 million or 6.2% decrease

Consolidated Financial Results

For the periods ended September 30,

(Presented in thousands, except per share data)

	Three Months Ended		Twelve Months Ended	
	2025	2024	2025	2024
Operating revenues	$ 14,318	$ 13,104	$ 95,334	$ 84,641
Operating expenses	14,795	12,861	76,887	67,559
Operating income (loss)	(477)	243	18,447	17,082
Earnings of unconsolidated affiliate	807	872	3,235	3,852
Other income, net	1,052	888	2,233	1,029
Interest expense	1,620	1,735	6,543	6,505
Income before income taxes	(238)	268	17,372	15,458
Income tax expense	(34)	127	4,092	3,697
Net income	**$ (204)**	**$ 141**	**$ 13,280**	**$ 11,761**
Basic earnings per share	**$ (0.02)**	**$ 0.01**	**$ 1.29**	**$ 1.16**
Diluted earnings per share	**$ (0.02)**	**$ 0.01**	**$ 1.29**	**$ 1.16**

RGC Resources

Consolidated Balance Sheet

As of September 30,

(Presented in thousands)

	2025	2024
Assets		
Current assets	$ 23,319	$ 25,072
Utility property, net	274,914	262,041
Other non-current assets	31,607	33,586
Total Assets	$ 329,840	$ 320,699
Liabilities and Stockholders' Equity		
Current maturities of long-term debt	$ 2,846	$ 800
Other current liabilities	19,694	27,898
Long-term debt, net	145,769	136,673
Deferred credits and other non-current liabilities	47,978	47,191
Total Liabilities	216,287	212,562
Stockholders' Equity	113,553	108,137
Total Liabilities and Stockholders' Equity	$ 329,840	$ 320,699

2026 Outlook

- Growth and development
- Rate case
- Capital forecast
- Dividend
- Earnings



Growth and Development

- Local Activity
  - New housing
  - Health Care / Medical
  - MVP

- Regional Activity
  - Botetourt County
  - Franklin County
  - Montgomery County

Google

Rate Case

- Filed an Expedited Rate Case on December 2, 2025
  - Approximately $4.3M incremental annual revenue
  - Based on authorized ROE of 9.90%
  - Rates effective January 2026, subject to refund
  - Expect final resolution within 12-18 months

- Rate increase will be offset by customer bill credits
  - Returned each month during calendar 2026
  - Related to tax credits included in regulatory liabilities

2026 Capital Forecast

SAVE Rider	$ 10.8
Customer Growth & System Expansion	6.4
System Enhancements	4.8
Total	$ 22.0


29%
49%
22%

2026 Drivers

2025

- RRHA transfers complete
- Record dekatherm delivery

2026

- New rate case
- SAVE Rider revenue and capital growth
- Depreciation and property taxes grow with capital investments
- Dividend raised 4.8% to $0.87/share

Earnings Per Share



$1.36
$1.30
$1.24
$1.18
$1.12
$1.06
$1.00
$1.16
$0.06
$1.10
$1.29
$0.06
$1.23
$1.35
$1.27
2024 Actual
2025 Actual
2026 Guidance
EPS
RRHA Impact
Range
Dividend Payout Ratio:
64%
69%

RGC Resources®

